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EX-99.1

                FORM OF PROXY OF QUANTUM EFFECT DEVICES, INC.


                                                                    EXHIBIT 99.1

                                 DETACH HERE

                                    PROXY

                        QUANTUM EFFECT DEVICES, INC.

                  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of QUANTUM EFFECT DEVICES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated July 25, 2000, and hereby appoints Norwest Shareholder Services with full power of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of QUANTUM EFFECT DEVICES, INC. to be held on Wednesday, August 23, 2000, at 10:00 a.m., local time, at Quantum Effect Devices, Inc., 2500 Augustine Blvd., Suite 200, Santa Clara, California 95054, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF JULY 11, 2000, BY AND AMONG PMC-SIERRA, INC., PENN ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF PMC, AND QUANTUM EFFECT DEVICES, INC., AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

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 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                            SIDE
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QUANTUM EFFECT DEVICES, INC.
        C/O NORWEST
        P.O. BOX 738
        ST. PAUL, MN 55075-0738

        The board of directors recommends a vote FOR adoption of the reorganization agreement.

                                 DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1. Proposal to adopt the Agreement and Plan of Reorganization, dated as of July 11, 2000, by and among PMC-Sierra, Inc., Penn Acquisition Corp., a wholly-owned subsidiary of PMC, and Quantum Effect Devices, Inc.

                   FOR             AGAINST           ABSTAIN
                   [ ]               [ ]               [ ]
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In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                        This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

Signature:__________________ Date:_____  Signature:__________________ Date:_____